Exhibit 10.5

[FORM]

INCENTIVE STOCK OPTION AGREEMENT

REALLOYS INC.
2025 LONG-TERM INCENTIVE PLAN

1. Grant of Option. Pursuant to the REalloys Inc. 2025 Long-Term Incentive Plan (the “Plan”) for Employees, Contractors, and Outside Directors of REalloys Inc., a Nevada corporation (the “Company”) and its Subsidiaries, the Company hereby grants to

(the “Participant”)

who is an Employee of the Company, an option (the “Stock Option”) to purchase a total of _________________ full shares of Common Stock of the Company (the “Optioned Shares”) at an “Option Price” equal to $_________ per share (being the Fair Market Value per share of the Common Stock on the Date of Grant or 110% of such Fair Market Value, in the case of a 10% or more stockholder as provided in Section 422 of the Code), subject to the terms and conditions of the Plan and this Incentive Stock Option Agreement (this “Agreement”). The “Date of Grant” of this Stock Option is ______________, 20__. The “Option Period” shall commence on the Date of Grant and shall expire on the date immediately preceding the tenth (10th) anniversary of the Date of Grant (or the date immediately preceding the fifth (5th) anniversary of the Date of Grant, in the case of a 10% or more stockholder as provided in Section 422 of the Code) unless terminated earlier in accordance with Section 4 below. The Stock Option is intended to be an Incentive Stock Option.

2. Subject to Plan. This Agreement is subject to the terms and conditions of the Plan, and the terms of the Plan shall control to the extent inconsistent with the provisions of this Agreement. The capitalized terms used herein that are defined in the Plan shall have the same meanings assigned to them in the Plan, except as otherwise expressly provided herein. This Agreement is subject to any rules promulgated pursuant to the Plan by the Board or the Committee and communicated to the Participant in writing.

3. Vesting; Time of Exercise. Optioned Shares which have become vested pursuant to the terms of this Section 3 are collectively referred to herein as “Vested Options.” All other Optioned Shares are collectively referred to herein as “Unvested Options.” The Participant shall be eligible to receive shares of Common Stock with respect to the Optioned Shares in accordance with Section 5 below. Except as specifically provided in this Agreement and subject to certain restrictions and conditions set forth in the Plan, the Optioned Shares shall be vested, and the Stock Option shall be exercisable as follows: [VESTING TBD]

a. _______________________ of the total Optioned Shares shall vest and that portion of the Stock Option shall be exercisable on the Date of Grant.

b. _______________________ of the total Optioned Shares shall vest and that portion of the Stock Option shall become exercisable on __________________, provided the Participant is employed by (or, if the Participant is a Contractor or an Outside Director, is providing services to) the Company or a Subsidiary on that date.

c. _______________________ of the total Optioned Shares shall vest and that portion of the Stock Option shall become exercisable on __________________, provided the Participant is employed by (or, if the Participant is a Contractor or an Outside Director, is providing services to) the Company or a Subsidiary on that date.

d. _______________________ of the total Optioned Shares shall vest and that portion of the Stock Option shall become exercisable on __________________, provided the Participant is employed by (or, if the Participant is a Contractor or an Outside Director, is providing services to) the Company or a Subsidiary on that date.]

e. [Except as otherwise provided by [Sections 3.f and 3.g.] hereof, immediately upon the Participant’s Termination of Service for any reason whatsoever, the Participant shall be deemed to have forfeited all of the Participant’s Unvested Options.

f. [Notwithstanding the foregoing, in the event that a Change in Control occurs, then 100% of the Unvested Options shall immediately become Vested Options upon such Change in Control.]

g. [Notwithstanding the foregoing, if the Participant’s employment with the Company or any of its Subsidiaries terminates by reason of the Participant’s death or Total and Permanent Disability, all Unvested Options shall immediately become Vested Options upon such termination.]

4. Term; Forfeiture.

a. Except as otherwise provided in this Agreement, to the extent the unexercised portion of the Stock Option relates to any Unvested Options on the date of the Participant’s Termination of Service, the Stock Option will be terminated on that date. The unexercised portion of the Stock Option that relates to Vested Options on such date will terminate at the first of the following to occur:

i. 5 p.m. on the date the Option Period terminates;

ii. 5 p.m. on the date which is twelve (12) months following the date of the Participant’s Termination of Service due to death or Total and Permanent Disability;

iii. immediately upon the Participant’s Termination of Service by the Company for Cause (as defined herein);

iv. 5 p.m. on the date which is 90 days following the date of the Participant’s Termination of Service for any reason not otherwise specified in this Section 4.a.; or

v. 5 p.m. on the date the Company causes any portion of the Stock Option to be forfeited pursuant to Section 7 hereof.

b. For purposes hereof, “Cause” means (i) “Cause” as defined in any employment or other written agreement by and between the Participant and the Company or (ii) in the absence of such an agreement or such a definition in any such agreement, “Cause” shall mean a determination by the Committee that the Participant: (A) has engaged in personal dishonesty, willful violation of any law, rule, or regulation (other than minor traffic violations or similar offenses), or breach of fiduciary duty involving personal profit; (B) has failed to satisfactorily perform the Participant’s duties and responsibilities for the Company or any Subsidiary; (C) has been convicted of, or pled nolo contendere to, any felony or a crime involving moral turpitude; (D) has engaged in negligence or willful misconduct in the performance of the Participant’s duties, including, but not limited to, willfully refusing, without proper legal justification, to perform the Participant’s duties and responsibilities; (E) has materially breached any corporate policy or code of conduct established by the Company or any Subsidiary as such policies or codes may be adopted, modified, or amended from time to time; (F) has violated the terms of any confidentiality, nondisclosure, intellectual property, nonsolicitation, noncompetition, proprietary information or inventions agreement, or any other agreement between the Participant and the Company or any Subsidiary related to the Participant’s employment with or service to the Company or any Subsidiary; or (G) has engaged in conduct that is likely to have a deleterious effect on the Company or any Subsidiary or their legitimate business interests, including, but not limited to, their goodwill and public image.

5. Who May Exercise. Subject to the terms and conditions set forth in Sections 3 and 4 above, during the lifetime of the Participant, the Stock Option may be exercised only by the Participant, or by the Participant’s guardian or the Participant’s personal or legal representative. If the Participant’s Termination of Service is due to the Participant’s death prior to the dates specified in Section 4.a. hereof, and the Participant has not exercised the Stock Option as to the maximum number of vested Optioned Shares as set forth in Section 3 hereof as of the date of death, the following persons may exercise the exercisable portion of the Stock Option on behalf of the Participant at any time prior to the earliest of the dates specified in Section 4.a. hereof: the personal representative of the Participant’s estate or the person who acquired the right to exercise the Stock Option by bequest or inheritance or by reason of the death of the Participant, provided that the Stock Option shall remain subject to the other terms of this Agreement, the Plan, and all Applicable Laws, rules, and regulations.

6. No Fractional Shares. The Stock Option may be exercised only with respect to full shares, and no fractional share of stock shall be issued.

7. Manner of Exercise. Subject to such administrative regulations as the Committee may from time to time adopt, the Stock Option may be exercised by the delivery of written notice to the Committee setting forth the number of shares of Common Stock with respect to which the Stock Option is to be exercised, the date of exercise thereof (the “Exercise Date”) which shall be at least three (3) days after giving such notice unless an earlier time shall have been mutually agreed upon, and whether the Optioned Shares to be exercised will be considered as deemed granted under an Incentive Stock Option as provided in Section 13. On the Exercise Date, the Participant shall deliver to the Company consideration with a value equal to the total Option Price of the shares to be purchased, payable as follows: (a) cash, check, bank draft, or money order payable to the order of the Company; (b) if the Company, in its sole discretion, so consents in writing, Common Stock (including Restricted Stock) owned by the Participant on the Exercise Date, valued at its Fair Market Value on the Exercise Date, and which the Participant has not acquired from the Company within six (6) months prior to the Exercise Date; (c) if the Company, in its sole discretion, so consents in writing, by delivery (including by FAX) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions from the Participant to a broker or dealer, reasonably acceptable to the Company, to sell certain of the shares of Common Stock purchased upon exercise of the Stock Option or to pledge such shares as collateral for a loan and promptly deliver to the Company the amount of sale or loan proceeds necessary to pay such purchase price; and/or (d) in any other form of valid consideration that is acceptable to the Committee in its sole discretion.

Upon payment of all amounts due from the Participant, the Company shall cause the Common Stock then being purchased to be registered in the Participant’s name (or the person exercising the Participant’s Stock Option in the event of the Participant’s death) promptly after the Exercise Date. The obligation of the Company to register shares of Common Stock shall, however, be subject to the condition that, if at any time the Company shall determine in its discretion that the listing, registration, or qualification of the Stock Option or the Common Stock upon any securities exchange or inter-dealer quotation system or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with, the Stock Option or the issuance or purchase of shares of Common Stock thereunder, then the Stock Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not reasonably acceptable to the Committee.

If the Participant fails to pay for any of the Optioned Shares specified in such notice or fails to accept delivery thereof, that portion of the Participant’s Stock Option and the right to purchase such Optioned Shares may be forfeited by the Participant.

8. Nonassignability. The Stock Option is not assignable or transferable by the Participant except by will or by the laws of descent and distribution.

9. No Rights as Stockholder. The Participant will have no rights as a stockholder with respect to any of the Optioned Shares until the electronic registration of such shares of Common Stock in the Participant’s name (the issuance of a certificate or certificates to the Participant). The Optioned Shares shall be subject to the terms and conditions of this Agreement. Except as otherwise provided in Section 12 hereof, no adjustment shall be made for dividends or other rights for which the record date is prior to the electronic registration of such shares of Common Stock in the Participant’s name (or the issuance of certificate or certificates to the Participant). The Participant, by the Participant’s execution of this Agreement, agrees to execute any documents requested by the Company in connection with the issuance of the shares of Common Stock.

10. Participant’s Acknowledgments. The Participant acknowledges that a copy of the Plan has been made available for the Participant’s review by the Company and represents that the Participant is familiar with the terms and provisions thereof, and hereby accepts this Stock Option subject to all the terms and provisions thereof. The Participant hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Committee or the Board, as appropriate, upon any questions arising under the Plan or this Agreement

11. Specific Performance. The parties acknowledge that remedies at law will be inadequate remedies for breach of this Agreement and consequently agree that this Agreement shall be enforceable by specific performance. The remedy of specific performance shall be cumulative of all of the rights and remedies at law or in equity of the parties under this Agreement.

12. Adjustment of Number of Optioned Shares and Related Matters. The number of shares of Common Stock covered by the Stock Option, and the Option Price thereof, shall be subject to adjustment in accordance with Articles 11 – 13 of the Plan.

13. Incentive Stock Option. Subject to the provisions of the Plan, the Stock Option is intended to be an Incentive Stock Option. To the extent the number of Optioned Shares exceeds the limit set forth in Section 6.3 of the Plan, such Optioned Shares shall be deemed granted pursuant to a Nonqualified Stock Option. Unless otherwise indicated by the Participant in the notice of exercise pursuant to Section 4 above, upon any exercise of this Stock Option, the number of exercised Optioned Shares that shall be deemed to be exercised pursuant to an Incentive Stock Option shall equal the total number of Optioned Shares so exercised multiplied by a fraction, (a) the numerator of which is the number of unexercised Optioned Shares that could then be exercised pursuant to an Incentive Stock Option, and (b) the denominator of which is the then total number of unexercised Optioned Shares.

14. Disqualifying Disposition. In the event that Common Stock acquired upon exercise of this Stock Option is disposed of by the Participant in a “Disqualifying Disposition,” such Participant shall notify the Company in writing within thirty (30) days after such disposition of the date and terms of such disposition. For purposes hereof, “Disqualifying Disposition” shall mean a disposition of Common Stock that is acquired upon the exercise of this Stock Option (and that is not deemed granted pursuant to a Nonqualified Stock Option under Section 13) prior to the expiration of either two (2) years from the Date of Grant of this Stock Option or one (1) year from the transfer of shares to the Participant pursuant to the exercise of the Stock Option.

15. Voting. The Participant, as record holder of some or all of the Optioned Shares following exercise of this Stock Option, has the exclusive right to vote, or consent with respect to, such Optioned Shares until such time as the Optioned Shares are transferred in accordance with this Agreement; provided, however, that this Section 15 shall not create any voting right where the holders of such Optioned Shares otherwise have no such right.

16. The Participant’s Representations. Notwithstanding any of the provisions hereof, the Participant hereby agrees that the Participant will not exercise the Stock Option granted hereby, and that the Company will not be obligated to register any shares of Common Stock in the Participant’s name or issue any shares of Common Stock to the Participant hereunder, if the exercise thereof, or the registration and/or issuance of such shares of Common Stock shall constitute a violation by the Participant or the Company of any provision of any law or regulation of any governmental authority. Any determination by the Company under this Section 16 shall be final, binding, and conclusive. The obligations of the Company and the rights of the Participant are subject to all Applicable Laws, rules, and regulations.

17. Investment Representation. Unless the shares of Common Stock are issued to the Participant in a transaction registered under applicable federal and state securities laws, by the Participant’s execution hereof, the Participant represents and warrants to the Company that all Common Stock which may be acquired hereunder will be acquired by the Participant for investment purposes for the Participant’s own account and not with any intent for resale or distribution in violation of federal or state securities laws. Unless the Common Stock is issued to the Participant in a transaction registered under the applicable federal and state securities laws, all certificates issued with respect to the Common Stock shall bear an appropriate restrictive investment legend and shall be held indefinitely, unless they are subsequently registered under the applicable federal and state securities laws or the Participant obtains an opinion of counsel, in form and substance satisfactory to the Company and its counsel, that such registration is not required.

18. Law Governing. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Nevada (excluding any conflict of laws rule or principle of Nevada law that might refer the governance, construction, or interpretation of this agreement to the laws of another state). The Participant’s sole remedy for any claim shall be against the Company, and no Participant shall have any claim or right of any nature against any Subsidiary of the Company or any stockholder or existing or former director, officer or Employee of the Company or any Subsidiary of the Company.

19. No Right to Continue Service or Employment. Nothing herein shall be construed to confer upon the Participant the right to continue in the employ or to provide services to the Company or any Subsidiary, whether as an Employee, Contractor, or Outside Director, or interfere with or restrict in any way the right of the Company or any Subsidiary to discharge the Participant as an Employee, Contractor, or Outside Director at any time.

20. Legal Construction. In the event that any one or more of the terms, provisions, or agreements that are contained in this Agreement shall be held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect for any reason, the invalid, illegal, or unenforceable term, provision, or agreement shall not affect any other term, provision, or agreement that is contained in this Agreement and this Agreement shall be construed in all respects as if the invalid, illegal, or unenforceable term, provision, or agreement had never been contained herein.

21. Covenants and Agreements as Independent Agreements. Each of the covenants and agreements set forth in this Agreement shall be construed as a covenant and agreement independent of any other provision of this Agreement. The existence of any claim or cause of action of the Participant against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements that are set forth in this Agreement.

22. Entire Agreement. This Agreement, together with the Plan, supersede any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter in this Agreement and constitute the only agreements between the parties with respect to the subject matter in this Agreement. All prior negotiations and agreements between the parties with respect to the subject matter in this Agreement are merged into this Agreement. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement or the Plan and that any agreement, statement or promise that is not contained in this Agreement or the Plan shall not be valid or binding or of any force or effect. Except for the specific representations expressly made by the Company in this Agreement, the Participant specifically disclaims that the Participant is relying upon or has relied upon any communications, promises, statements, inducements, or representation(s) that may have been made, oral or written, regarding the subject matter of this Agreement. The Parties represent that they are relying solely and only on their own judgment in entering into this Agreement.

23. Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

24. Parties Bound. The terms, provisions, and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, and permitted successors and assigns, subject to the limitation on assignment expressly set forth herein.

25. Modification. No change or modification of this Agreement shall be valid or binding upon the parties unless the change or modification is in writing and signed by the parties (electronically or otherwise); provided, however, that the Company may change or modify this Agreement, including, without limitation, the Option Price, without the Participant’s consent or signature if the Company determines, in its sole discretion, that such change or modification is necessary for purposes of compliance with or exemption from the requirements of Section 409A of the Code or any regulations or other guidance issued thereunder. Notwithstanding the preceding sentence, the Company may amend the Plan or revoke the Stock Option to the extent permitted by the Plan.

26. Headings. The headings that are used in this Agreement are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

27. Gender and Number. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

28. Notice. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered only when actually received by the Company or by the Participant, as the case may be, at the addresses set forth below, or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith:

a. Notice to the Company shall be addressed and delivered as follows:

REalloys Inc.

5430 LBJ Freeway, Suite 1485

Dallas, Texas 75240

b. Notice to the Participant shall be addressed and delivered to the most recent address in the Company’s records.

29. Clawback. The Participant by accepting this Agreement hereby acknowledges and consents to the Company’s application, implementation, and enforcement of any applicable Company clawback or similar policy that may apply to the Participant and the Optioned Shares, whether adopted before or after the Grant Date, and any term of applicable law relating to clawback, cancellation, recoupment, rescission, payback, or reduction of compensation, and the Company may take such actions as may be necessary to effectuate any such policy or applicable law, without further consideration or action.

30. Tax Requirements. The Participant is hereby advised to consult immediately with the Participant’s own tax advisor regarding the tax consequences of this Agreement. The Company or, if applicable, any Subsidiary (for purposes of this Section 30, the term “Company” shall be deemed to include any applicable Subsidiary), shall have the right to deduct from all amounts paid in cash or other form in connection with the Plan and this Agreement, any federal, state, local, or other taxes required by law to be withheld in connection with this Stock Option. The Company may, in its sole discretion, also require the Participant receiving shares of Common Stock issued under the Plan to pay the Company the amount of any taxes that the Company is required to withhold in connection with the Participant’s income arising with respect to this Stock Option. Such payments shall be required to be made when requested by the Company and shall be required to be made prior to the registration of shares of Common Stock in the Participant’s name or delivery of any certificate representing shares of Common Stock. Such payment may be made by (a) the delivery of cash to the Company in an amount that equals or exceeds (to avoid the issuance of fractional shares under (c) below) the required tax withholding obligations of the Company; (b) if the Company, in its sole discretion, so consents in writing, the actual delivery by the exercising Participant to the Company of shares of Common Stock that the Participant has not acquired from the Company within six (6) months prior to the date of exercise, which shares so delivered have an aggregate Fair Market Value that equals or exceeds (to avoid the issuance of fractional shares under (c) below) the required tax withholding payment; (c) if the Company, in its sole discretion, so consents in writing, the Company’s withholding of a number of shares to be delivered upon the exercise of the Stock Option, which shares so withheld have an aggregate Fair Market Value that equals (but does not exceed) the required tax withholding payment; or (d) any combination of (a), (b), or (c). The Company may, in its sole discretion, withhold any such taxes from any other cash remuneration otherwise paid by the Company to the Participant.

31. Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or a third party designated by the Company for such purpose.

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Signature Page Follows.]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Participant, to evidence the Participant’s consent and approval of all the terms hereof, has duly executed this Agreement, as of the date specified in Section 1 hereof.

COMPANY:

REALLOYS INC.

By:
Name:
Title:

PARTICIPANT:

Signature